SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 23, 2000
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                           RHBT FINANCIAL CORPORATION
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             (Exact name of registrant as specified in its charter)




      South Carolina                    000-26905               58-2482426
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    (State or Other Jurisdiction        (Commission           (IRS Employer
      of Incorporation)                 File Number)        Identification No.)





      315 East Main Street, P.O. Box 12037, Rock Hill, South Carolina     29731
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               (Address of principal executive offices)              (Zip Code)




       Registrant's telephone number, including area code: (803) 324-2500
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                                       N/A
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         (Former name or former address, if changed since last report.)


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Item 5.  Other Events.

         On June 23, 2000, RHBT Financial Corporation ("RHBT") and Ridgeway Bancshares, Inc. ("Ridgeway"), parent company of The Bank of Ridgeway in Ridgeway, South Carolina, signed a letter of intent to merge.

         The proposed merger is subject to due diligence, execution of a definition agreement by August 31, 2000, approval of such agreement by the boards of directors and shareholders of RHBT and Ridgeway, and approval by appropriate regulatory agencies. The proposed merger is expected to be completed in the fourth quarter of 2000. For information regarding the terms of the proposed transaction, reference is made to the letter of intent to merge, dated June 23, 2000, and the news release, dated June 28, 2000, attached to this Report as Exhibits 2.1 and 99.1, respectively.

         The proposed merger is expected to be accounted for as a pooling of interests and provides for a tax-free exchange of 26.355 shares of RHBT common stock for each outstanding share of Ridgeway common stock.

         After the consummation of the merger, The Bank of Ridgeway will operate as a wholly owned subsidiary of RHBT and RHBT will have more than $250 million in total assets.

Item 7.  Financial Statements, Pro Forma Financial Information, and Exhibits

(a)      Financial Statements - None
(b)      Pro Forma Financial Information - None
(c)      Exhibits

         2.1     Letter of Intent to Merge, dated June 23, 2000.
        99.1 News release issued by RHBT Financial Corporation, dated June 28, 2000.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                   RHBT Financial Corporation

                                                   By: /s/ J.A. Ferguson, Jr.
                                                       -------------------------
                                                           J.A. Ferguson, Jr.
                                                         Chief Executive Officer

Dated: June 28, 2000.

                                  Exhibit Index



   Exhibit No.            Description
   -----------            -----------

       2.1                Letter of Intent to Merge, dated June 23, 2000.
       99.1 News release issued by RHBT Financial Corporation, dated June 28, 2000.